UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 25, 2018

Qualys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35662	77-0534145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

919 East Hillsdale Boulevard

Foster City, California 94404

(Address of principal executive offices, including zip code)

(650) 801-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On October 30, 2018, Qualys, Inc. (“Qualys” or the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2018. In the press release, Qualys also announced that it will hold a conference call on October 30, 2018, to discuss its financial results for the quarter ended September 30, 2018. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On October 25, 2018, the Board of Directors of the Company (the “Board”) appointed Patricia Hatter to serve on the Board as a Class II director. Ms. Hatter will serve on the Board until the Company’s 2020 annual meeting of stockholders or until her successor is duly elected and qualified. In addition, Ms. Hatter was appointed as a member of the compensation committee of the Board and as a member of the nominating and governance committee of the Board, effective immediately.

Ms. Hatter, age 56, has served as a strategic advisor to various private companies since July 2017. Previously, Ms. Hatter served as the General Manager and Senior Vice President – Services, and Interim Chief Information Officer of McAfee, LLC, a global computer security software company, from January 2016 to July 2017. Ms. Hatter also served as Chief Information Officer – Intel Security and General Manager – Security & Software, of Intel Corporation, a leader in the semiconductor industry, from June 2015 to January 2016, and as Chief Information Officer and Senior Vice President – Operations, of McAfee, LLC from October 2010 to June 2015. Ms. Hatter also currently serves as a member of the Board of Directors of Barrick Gold Corporation, the largest gold mining company in the world. Ms. Hatter holds a B.S. and a M.S. in mechanical engineering from Carnegie Mellon University.

Ms. Hatter will be compensated for her service on the Board in accordance with the Company’s standard compensation policy for non-employee directors, the terms of which were described in the Company’s proxy statement for its 2018 annual meeting of stockholders.

In addition, Ms. Hatter will enter into the Company’s standard form of indemnification agreement, a copy of which was previously filed on August 10, 2012 as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (File No. 333-182027).

There is no arrangement or understanding between Ms. Hatter and any other persons pursuant to which Ms. Hatter was elected as a director. In addition, Ms. Hatter is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Qualys, Inc. dated October 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALYS, INC.

By:	/s/ Philippe F. Courtot
Philippe F. Courtot Chairman, President and Chief Executive Officer

Date: October 30, 2018